EXHIBIT 10.38

NOTE ISSUANCE AND PURCHASE AGREEMENT

Dated December 20, 2018

BY AND AMONG

[*] AS ISSUER,

[*] AS NOTEHOLDER AGENT,

ANY PARTIES SET FORTH HEREIN

AS NOTEHOLDERS,

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ARTICLE VII PRIORITY OF PAYMENTS		12

Section 7.01.	Priority of Payments.	12

ARTICLE VIII MISCELLANEOUS		12

Section 8.01.	Amendments and Waivers	12

Section 8.02.	Notices, Etc.	12

Section 8.03.	No Waiver: Remedies.	13

Section 8.04.	Binding Effect; Assignability.	13

Section 8.05.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.	13

Section 8.06.	WAIVER OF JURY TRIAL.	13

Section 8.07.	Headings.	13

Section 8.08.	Construction.	13

Section 8.09.	Execution in Counterparts; Severability; Integration.	13

LIST OF EXHIBITS
EXHIBIT A	Form of Note(s)

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NOTE ISSUANCE AND PURCHASE AGREMENT

THIS NOTE ISSUANCE AND PURCHASE AGREEMENT (the “Agreement”) is made as of December 20, 2018, by and among [*] (the “Issuer”), the initial holder(s) of the promissory note(s) issued hereunder in the form of Exhibit A (such promissory notes, together with any other promissory notes issued hereunder, the “Note(s)”), and any additional holders of Notes that may become parties hereto after the date hereof (“Noteholder(s))” and [*] as the (“Noteholder Agent”).

WHEREAS, the Issuer is about to purchase certain assets pursuant to agreements entered and/ or to be entered into with Liquid Sun Srl 2010 and Risen Energy PV Holding Italy GmbH as Sellers (the “Agreements”); and

WHEREAS, the Issuer proposes, subject to the terms and conditions stated herein, to issue and sell its Notes to the Noteholders for purposes of acquiring the assets; and

WHEREAS, the Noteholder(s) have agreed, subject to terms and conditions stated herein, to purchase the Notes being issued by the Issuer.

NOW THEREFORE, in consideration of mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Certain Defined Terms. As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Asset” means the assets to be purchased from the Sellers.

“Business Day” means a day of the year other than a Saturday or a Sunday on which banks are required to be open in New York City.

“Corresponding Obligations” has the meaning as ascribed to such term in Section 3.01.

“Deductible Amount” has the meaning as ascribed to such term in Section 3.04.

“Default” means an event or condition that, with the giving of notice or the passage of time, would constitute an Event of Default.

“Dutch Share Pledge” has the meaning as ascribed to such term in Section 4.05. “Event of Default” means the occurrence of any of the following events:

(a) The Issuer shall fail to pay any installment of principal or interest under any Issuer Note when due, which failure continues for more than ten (10) calendar days after written notice from the holder thereof to the Issuer;

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(b) The Issuer shall have breached any other material provision of this Agreement or any other agreement with the Noteholder(s) which breach remains uncured for more than fifteen (15) calendar days after written notice from the Noteholder to the Issuer; or

(c) The Owner shall fail to own, in the aggregate, one hundred percent (100%) of the equity interests of the Issuer

“Facility Period” means six (6) month period commencing on the date of the first note; provided however that the Facility Period may be extended in accordance with the terms specified herein or the Note(s).

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, province or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government that may exercise jurisdiction over this Agreement or the underlying transaction and Assets to this Agreement.

“Guaranty” has the meaning as ascribed to such term in Section 4.02.

“Issuer Parallel Debts” has the meaning as ascribed to such term in Section 3.01.

“Majority Noteholders” means Noteholders holding Notes that represent more than fifty percent (50%) of the aggregate Outstanding Principal Balance of all Notes.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, prospects, assets, business or properties of a Person taken as a whole, or (b) a material impairment of the ability of any Person to perform any of its obligations under any of its material agreements to which it is a party.

“Obligations” means any and all obligations of the Issuer of any kind or nature (including indebtedness) owed by the Issuer to the Noteholders under the Notes, this Agreement or any other agreement or instrument entered into or delivered pursuant to this Agreement, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, modified or extended.

“Owner” means Alternus Energy Inc.

“Owner Parallel Debts” has the meaning as ascribed to such term in Section 3.01.

“Outstanding Principal Balance” means, as of any date, and with respect to any then-outstanding Note(s), the then outstanding principal balance of such Note(s).

“Parallel Debts” has the meaning as ascribed to such term in Section 3.01.

Section 1.02. Other Terms. All terms used and not specifically defined herein, are used herein as defined in Article 9 of the UCC in the State of New York,

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

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ARTICLE II

NOTEHOLDER AGENT

Section 2.01. Appointment of Noteholder Agent. Each Noteholder hereby irrevocably designates and appoints the Noteholder Agent to act as its agent and attorney-in-fact for and on behalf of the Noteholder under this Agreement and the other documents, and the Noteholder Agent hereby accepts such appointment. The appointment of the Noteholder Agent by the Noteholders (and any successor or replacement of any Noteholder Agent) pursuant to this Section 2.01 is irrevocable and coupled with an interest. Any decision made and any action taken by the Noteholder Agent under this Section 2.01 shall be effective and absolutely binding on the Noteholders notwithstanding any contrary action of, or direction from, any Noteholder or any of its successors or assigns. The provisions of this Section 2.01 are solely for the benefit of the Noteholders and the Noteholder Agent and the Issuer shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties hereunder, the Noteholder Agent shall, other than with respect to the Parallel Debt, act solely as an agent of the Noteholders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Issuer.

Section 2.02. Authority of Noteholder Agent. The Noteholder Agent is duly authorized for and on behalf of the Noteholders to:

(a) take all actions on the Noteholders’ behalf or required by, and exercise all powers, rights and remedies granted to, the Noteholders in this Agreement and the other documents, and such powers, rights and remedies as are reasonably incidental thereto;

(b) receive all notices or other documents given or to be given to the Noteholders by the Issuer pursuant to this Agreement and the other documents;

(c) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Noteholder Agent in connection with the Notes and any other transactions contemplated by this Agreement and the other documents;

(d) engage special counsel, accountants and other advisors and incur other expenses in connection with this Agreement and the other documents as the Noteholder Agent may deem necessary and appropriate; and

(e) take such other action as the Noteholder Agent may deem appropriate, including (1) agreeing to any modification or amendment of or waiver with respect to this Agreement or the other documents, and executing and delivering an agreement of such modification, amendment or waiver, and (2) all such other matters as the Noteholder Agent may deem necessary or appropriate to carry out the intents and purposes of this Agreement and/or the other documents.

Section 2.03. Resignation or Removal of Noteholder Agreement. The Noteholder Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Noteholders and the Issuer, and the Noteholder Agent may be removed at any time, with or without cause, by a written instrument signed by the Majority Noteholders. Upon any such notice of resignation or any such removal, the Majority Noteholders shall have the right to appoint a successor Noteholder Agent, and upon such appointment, (i) such successor Noteholder Agent shall succeed to and become vested with all the rights, powers, privileges and duties of a Noteholder Agent under this Agreement, and (ii) the retiring or removed Noteholder Agent shall execute and deliver to such successor Noteholder Agent, or otherwise authorize the filing of, such amendments to financing statements, and take such other actions as may be necessary or appropriate in connection with the assignment to such successor Noteholder Agent of the security interests granted hereunder.

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Section 2.04. Duties Limited. The Noteholder Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Noteholder Agent (i) shall not be subject to any fiduciary or other implied duties, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, and (iii) shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer. The Noteholder Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Issuer in the absence of its own gross negligence or willful misconduct. The Noteholder Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Noteholder Agent by the Issuer or the Noteholders, and the Noteholder Agent shall not be responsible for or have any duty to ascertain or inquire into (w) any statement, warranty or representation made in or in connection with this Agreement, (x) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (y) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or (z) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, other than (in each case) to confirm receipt of items expressly required to be delivered to the Noteholder Agent. Anything in this Agreement notwithstanding, in no event shall the Noteholder Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Noteholder Agent has been advised of the possibility of such loss or damage and regardless of the form of action.

Section 2.05. Liability of Noteholder Agent. The Noteholder Agent shall not be subject to, nor required to comply with any agreement to which it is not a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Issuer or the Noteholders or any entity acting on behalf of the Issuer or the Noteholders. The Noteholder Agent shall not be responsible for and makes no representations as to the validity or adequacy of this Agreement, the Notes or any related documents. It shall not be responsible for any statement of the Issuer or the Noteholders in this Agreement or in any document issued in connection with the sale of the Notes and it shall in no event assume or incur any liability, duty or obligation to the Noteholders. Under no circumstances shall the Noteholder Agent be liable for indebtedness evidenced by or arising under any of the Notes or any related documents, including the amounts payable on the Notes. Notwithstanding anything in this Agreement to the contrary, the Noteholder Agent shall not be responsible for enforcing the provisions of this Agreement (including collection actions hereunder) against the Noteholders at any time.

Section 2.06. Reimbursement of Expenses; Indemnification of Noteholder Agent. The Issuer shall pay, and/or reimburse the Noteholder Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and disbursements) or disbursements of any kind or nature whatsoever (collectively, “Losses”) which may be imposed on, incurred by or asserted against the Noteholder Agent in exercising its powers, rights and remedies, or performing its duties, hereunder. Each Noteholder, in proportion to its Pro Rata Share, severally agrees to indemnify the Noteholder Agent and its officers, managers, members, employees and agents (each, including the Noteholder Agent, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Issuer, for and against any and all Losses, in all cases whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of such Indemnitee Agent Party; provided that no Noteholder shall be liable for any portion of such Losses resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable order.

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Section 2.07. Reliance by Issuer; Survival. The Issuer may conclusively and absolutely rely, without inquiry, upon any action or decision of the Noteholder Agent in all matters referred to in this ARTICLE II. The Issuer is entitled to deal exclusively with the Noteholder Agent on all matters, except as specifically provided herein, and shall be entitled to disregard any decisions, communication or writings made, given or executed by the Noteholders in connection with any such matters, unless the same is made, given or executed by the Noteholder Agent. The provisions of this ARTICLE II shall survive the termination of this Agreement and the resignation or removal of the Noteholder Agent.

ARTICLE III

PARALLEL DEBT

Section 3.01. Parallel Debt. For the purpose of ensuring the validity and enforceability of the Dutch Share Pledge as defined in Section 4.05 and of any other Dutch law security right, each of the Issuer and the Owner hereby irrevocably and unconditionally undertakes to pay to the Noteholder Agentamounts equal to all of its monetary payment obligations (in Dutch: verplichtingen tot betaling van een geldsom), whether present or future, actual or contingent, as they may exist from time to time under this Agreement, the Notes, the Guaranty and the Dutch Share Pledge (the “Corresponding Obligations”). The payment undertaking of the Issuer under this Section 3.01 is to be referred to as the “Issuer Parallel Debt” and the payment undertaking of the Owner under this Section 3.01 is to be referred to as the “Owner Parallel Debt”. The Issuer Parallel Debt and the Owner Parallel Debt are together referred to as the “Parallel Debts”.

Section 3.02. The Parallel Debts will be payable in the currency or currencies of the relevant Corresponding Obligations and will become due and payable as and when and to the extent one or more of the Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (in Dutch: verzuim) within the meaning of section 3:248 Dutch Civil Code (in Dutch: Burgerlijk Wetboek) with respect to the Parallel Debts without any notice being required.

Section 3.03. Each Party to this Agreement hereby acknowledges that:

(i) the Parallel Debts constitute undertakings, obligations and liabilities to the Noteholder Agent which are separate and independent from, and without prejudice to, the Corresponding Obligations; and

(ii) the Issuer Parallel Debt represents the Noteholder Agent’s own separate and independent claim to receive payment of the Issuer Parallel Debt from the Issuer and the Owner Parallel Debt represent the Noteholder Agent’s own separate and independent claim to receive payment of the Owner Parallel Debt from the Owner, it being understood, in each case, that the amount which may become payable by the Issuer under the Issuer Parallel Debt, and the amount which may become payable by the Owner under the Owner Parallel Debt, shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations of the Issuer and the Owner, respectively.

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Section 3.04. Each party to this Agreement hereby confirms and accepts that to the extent the Noteholder Agent irrevocably receives an amount in payment of the Parallel Debts, the relevant Corresponding Obligations shall be reduced, if necessary pro rata in respect of each Noteholder individually, by amounts totaling an amount (the “Deductible Amount”) equal to the amount received by the Noteholder Agent in the manner as if the Deductible Amount were received by the relevant creditor(s) of such Corresponding Obligations as a payment of such Corresponding Obligations.

Section 3.05. For the purpose of this ARTICLE III, the Noteholder Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any Noteholder, and its claims against the Issuer and the Owner under the Parallel Debts shall not be held on trust.

Section 3.06. This ARTICLE III shall be governed by, and construed in accordance with, the laws of the Netherlands.

ARTICLE IV

SECURITY FOR NOTES

Section 4.01. General Grant of Security. As security for the prompt performance, observance and payment in full of all Obligations, the Issuer hereby pledges, assigns, transfers and grants to the Noteholder Agent, for the benefit of the Noteholders, a security interest in, and continuing lien upon, and right of setoff against, all of the assets of every kind and nature of the Issuer, in each case, whether now owned or existing or hereafter created, acquired or arising and wherever located, all of which are herein collectively referred to as the “Collateral” including but not limited to, the following assets: (a) Accounts, contract rights and the proceeds thereof; (b) Chattel Paper, including Electronic Chattel Paper and tangible Chattel Paper; (c) Commercial Tort Claims; (d) Deposit Accounts; (e) Documents; (f) Equipment, machinery, furniture, furnishings and fixtures and all parts, tools, accessories and Accessions; (g) Fixtures; (h) General Intangibles, including but not limited to, patents, trademarks and trade names and the goodwill and inherent value associated therewith, tax refunds, customer lists, insurance claims and goodwill of Issuer; (i) Goods; (j) Instruments; (k) Inventory, merchandise, materials, whether raw, work in progress or finished goods, packaging and shipping materials and all other tangible property held for sale or lease; (l) Investment Property; (m) Letter of Credit Rights; (n) Payment Intangibles; (o) Proceeds, including Cash Proceeds and Non-Cash Proceeds, and proceeds of any insurance policies covering any of the Collateral; (p) Promissory Notes; (q) Records, including all books, records and other property at any time evidencing or relating to any of the foregoing, and all electronic means of storing such Records; (r) ownership interests and/or shares of other corporations and/or other entities; (q) to the extent not otherwise included above, all collateral support and Supporting Obligations relating to any of the foregoing; and (s) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing. The security interest granted hereunder shall have the highest ranking possible. The security interests granted herein are granted as security only and shall not subject the Noteholder Agent or the Noteholders to, or in any way affect or modify, any obligation or liability of the Issuer with respect to any of the Collateral or any transaction which gave rise thereto. The Noteholder Agent shall have all of the rights and remedies of a secured party, and shall also include the right to notify account debtors of the Issuer to make payment directly to the Noteholder Agent. Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any goods, equipment, inventory, investment property, ownership interests, shares or other assets that are not capable of being pledged under this Agreement, pursuant to international private laws applicable in the Netherlands or in any other applicable jurisdiction or otherwise.

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Section 4.02. Guaranty. As further security the Owner shall provide a guaranty to the Noteholder Agent to secure the punctual payment of all principal and interest evidenced by the Note(s) in a separate guaranty to be entered into on or about the date hereof (the “Guaranty”).

Section 4.03. Authorization to Register. The Issuer hereby irrevocably authorizes the Noteholder Agent to register, take pledge and/or file in any manner possible to secure the Noteholder’s rights hereunder, including an amendments thereto and continuations thereof and the Issuer shall fully cooperate with the Noteholder Agent to perfect the registration, pledge and/or filings.

Section 4.04. Further Assurances. The Issuer shall execute and deliver such documents and instruments, take all such actions, and generally provide cooperation and assistance, to the Noteholder Agent as may be necessary or appropriate to enable the Noteholder Agent to perfect and enforce its security interest in the Collateral.

Section 4.05. Dutch Share Pledge. The Owner and the Issuer shall enter into a Dutch notarial deed of pledge with the Noteholder Agent, in form and substance acceptable to the Noteholder Agent, pursuant to which the Owner shall pledge all issued and outstanding shares in the capital of the Issuer to the Noteholder Agent, for the benefit of the Noteholders, as further security for the payment obligations of the Owner and the Issuer pursuant to the Parallel Debts (the “Dutch Share Pledge”).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 5.01. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Noteholders that:

(a) Good Standing of Issuer. The Issuer is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction in which it was formed, with all power and authority to own its properties and conduct its business as such properties are currently owned and such business is currently conducted; and the Issuer is duly qualified to do business in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.

(b) Notes. The Notes have been duly authorized, and when the Notes are executed and delivered and paid or to be paid for pursuant to this Agreement at the times set forth herein, such Notes will have been duly executed, issued, and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(c) No Consents Required. No consent, approval, authorization, or order of, or filing with, any Governmental Authority is required to be obtained or completed by the Issuer for the consummation of the transactions contemplated by the Transaction Documents or in connection with the issuance and sale of the Notes by the Issuer.

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(d) Absence of Defaults and Conflicts. The Issuer is not in violation of its certificate of formation or operating agreement or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument to which the Issuer is a party or by which it may be bound or to which any of the property or assets of the Issuer is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution and delivery of, and the performance by the Issuer of its obligations under, this Agreement, the Notes, and any other agreement or instrument entered into in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes) and the compliance by the Issuer with its obligations hereunder have been duly authorized by all necessary limited liability company action, and do not and will not, whether with or without the giving of notice or passage of time, or both, conflict with, constitute a breach of or default under, or result in the creation or imposition of any Lien upon any property or assets of the Issuer pursuant to any Agreements and Instruments, except for such conflicts, breaches, defaults, or Liens that, singly or in the aggregate, would not result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the certificate of formation or operating agreement of the Issuer or any applicable law, statute, rule, regulation, judgment, order, writ, or decree of any Governmental Authority, domestic or foreign, having jurisdiction over the Issuer or any of its assets, properties, or operations except for such violations as, singly or in the aggregate, would not have or result in a Material Adverse Effect.

(e) Due Authorization, Execution, Delivery and Enforceability. This Agreement and each other Transaction Document to which the Issuer is a party has been duly authorized, executed, and delivered by the Issuer and is the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

(f) Absence of Proceedings. There are no pending actions, suits, or proceedings against the Issuer or any of its properties that are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and no such actions, suits, or proceedings are, to the Issuer’s knowledge, threatened in writing.

(g) Representations and Warranties. The representations and warranties of the Issuer in each of the documents to which it is a party are true and correct in all material respects as of the respective dates of such documents and as of each Note issue date, and are hereby restated for the benefit of the Noteholder and incorporated by reference herein with the same effect as if set forth in full herein.

(h) Taxes, Fees, and Charges. Any taxes, fees, and other governmental charges related to or arising in connection with the execution and delivery of the Transaction Documents or the execution, delivery, and sale of the Notes have been or will be paid prior to the applicable Note Purchase Date.

(i) No Material Adverse Change in Business. Since the Financial Position Date, no change or event has occurred with respect to the Issuer that has had or is likely to have a Material Adverse Effect.

(j) Title to Assets. The Issuer owns all of its property and assets, including the Purchased Assets and all Asset-Related Documents and Purchased Property, free and clear of all Liens except the permitted liens.

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ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTEHOLDERS

(a) Each Noteholder represents that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Notes. Each Noteholder further represents that it has had an opportunity to ask questions and receive answers from the Issuer regarding the business, properties, prospects and financial condition of the Issuer and to obtain such additional information necessary to verify the accuracy of any information furnished to such Noteholder or to which such Noteholder had access. Each Noteholder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment contemplated by this Agreement.

(b) Each Noteholder agrees that, in connection with any sale by the Issuer of Purchased Assets permitted under the Transaction Documents, such Noteholder will generally cooperate in executing any financing statements, releases or other documents or agreements reasonably required by the purchaser thereof to release any such Purchased Asset from all Liens in favor of such Noteholder under the Transaction Documents.

ARTICLE VII

PRIORITY OF PAYMENTS

Section 7.01. Priority of Payments. Notwithstanding any other provision in this Agreement or the Notes, the funds received by the Issuer shall be disbursed in accordance with the following priorities (the “Priority of Payments”).

(i) to the Issuer an amount necessary to fund any governmental fees owing by the Issuer.

(ii) pari passu and pro rata (based on the Outstanding Principal Balance of the respective Class S Notes) to the payment of accrued and unpaid interest on the Class S Notes until paid in full;

(iii) pari passu and pro rata (based on the Outstanding Principal Balance of the respective Class S Notes) to the payment of the Outstanding Principal Balance of the Class S Notes, until paid in full;

(iv) pari passu and pro rata (based on the Outstanding Principal Balance of the respective Class J Notes) to the payment of accrued and unpaid interest on the Class J Notes until paid in full;

(v) pari passu and pro rata (based on the Outstanding Principal Balance of the respective Class J Notes) to the payment of the Outstanding Principal Balance of the Class J Notes, until paid in full.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer, the Noteholder Agent and the Majority Noteholders. Any waiver or consent given by a Party hereunder shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, transmitted (including communication by e-mail) or delivered, as to each Party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such Party in a written notice to the other Parties hereto. All such notices and communications shall be effective, upon receipt.

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Section 8.03. No Waiver: Remedies. No failure on the part of the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. The Issuer may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Noteholder Agent. The Noteholders may not assign any of their rights or obligations hereunder without the prior written consent of the Issuer; provided that no such consent shall be required for any assignment of any Issuer Note by a Noteholder and the rights of such Noteholder hereunder respecting such Issuer Note to the transferee of such Note.

Section 8.05. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.THIS AGREEMENT, OTHER THAN ARTICLE III, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 8.06. WAIVER OF JURY TRIAL.TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 8.07. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.08. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Section references, unless otherwise notes, shall refer to sections of this Agreement.

Section 8.09. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and, together with the other Transaction Documents, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Note Issuance and Purchase Agreement to be executed by their respective duly authorized officers, as of the date first above written.

ISSUER:	[*]

By:
	Name:	Vincent Browne
	Title:	Managing Director

Address:
Attn: Vincent Browne
Email: vb@alternusenergy.com

[*]

NOTEHOLDERS:

NOTEHOLDER AGENT:

OWNER:

By:
Name:	Vincent Browne
Title:	Chief Executive Officer

Address: One World Trade Center, Suite 8500 New York, NY 10007 Contact: Vincent Browne email: vb@alternusenergy.com

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EXHIBIT A

FORM OF NOTES

ISSUE NO. 1

CLASS S PROMISSORY NOTE

PRINCIPAL AMOUNT: € 7,740,000	ISSUANCE DATE: December 28, 2018

FOR VALUE RECEIVED,[*] (the “Issuer”) hereby promises to pay to [*] (the “Holder”), in lawful money of the United States at such address as Holder may designate in writing, the principal sum of €7,740,000, together with interest on the outstanding principal balance of this Note at the following rate:

If this Note is paid between 1 and 105 days from the date hereof, the rate for the 105 days period shall be computed at Twelve Percent (12%) per annum;

If this Note is paid between 106 and 135 days from the date hereof, the rate for the entire 135 days period shall be computed at Eleven Percent (11%) per annum;

If this Note is paid between 136 and 165 days from the date hereof, the rate for the entire 165 days period shall be computed at Ten Percent (10%) per annum; and

If this Note is paid any time after 166 days and the Maturity Date the rate for the entire term shall be computed at Nine and 2/10 Percent (9.2%) per annum; and

1. Reference to Note Issuance and Purchase Agreement. This Note is one of the “Notes” issued pursuant to and entitled to the benefits of the Note Issuance and Purchase Agreement dated December 20, 2018, by and among the Holder, the Issuer and the other parties named therein, as amended, modified or supplemented from time to time (the “Note Issuance and Purchase Agreement”). The Note Issuance and Purchase Agreement contains terms and conditions governing this Note and all such provisions of the Note Issuance and Purchase Agreement are hereby incorporated herein in full by this reference. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Issuance and Purchase Agreement.

2. Maturity Date; Interest Payments. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on June 20, 2019 (the “Maturity Date”). Interest under this Note shall accrue and be paid with the principal on the payoff date which shall be no later than the Maturity Date. All payments in connection with this Note shall be made in lawful money of the United States of America in same day funds.

3. Prepayment of Note. This Note may be prepaid in full at any time prior to the Maturity Date; however, if the prepayment is made prior to a date that is 3 months from the Maturity Date, at the time of and contemporaneously with such prepayment, the Issuer shall pay to the Holder all accrued and unpaid interest on the principal amount prepaid, plus a fee in an amount equal to the interest that would have accrued on the prepaid principal amount during the period from the date of such prepayment up to and including the date that is 3 months prior to the Maturity Date.

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4. Security for Note. The obligations of the Issuer under this Note are secured by a security interest in and lien upon all of the Issuer’s assets granted by the Issuer to the Noteholder Agent for the benefit of Holder and the other Noteholders pursuant to the Note Issuance and Purchase Agreement.

5. Acceleration; Default Interest. Upon the occurrence of an Event of Default, as defined in the Note Issuance and Purchase Agreement, this Note shall immediately become due and payable, without presentment, demand, or protest, all of which are hereby expressly waived by the Issuer, whereupon all outstanding principal and accrued interest shall become immediately due and payable, upon notice from the Holder to the Issuer. From and after the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note at a default rate equal to the Interest Rate plus six percent (6.00%) per annum until paid in full.

6. Issuer Waivers; Costs of Collection. The Issuer hereby waives diligence, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note, and to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. The Issuer shall pay all costs and expenses incurred by the Holder (including reasonable attorneys’ fees and court costs) in connection with the collection and enforcement of this Note.

7. Modifications and Waivers. This Note may be amended, modified or waived only by a written instrument signed by the Issuer and the Noteholder Agent. No delay or omission in exercising any right under this Note shall operate as a waiver of that or any other right. No waiver of any single breach or default shall be deemed a waiver of any other breach or default.

The undersigned has caused this Class S Promissory Note to be executed as of the date first above written.

By:
Name:	Vincent Browne
Title:	Managing Director

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ISSUE NO. 1

CLASS J PROMISSORY NOTE

PRINCIPAL AMOUNT: € 2,580,000	ISSUANCE DATE: December 28, 2018

FOR VALUE RECEIVED, [*] (the “Issuer”) hereby promises to pay to [*] (the “Holder”), in lawful money of the United States at such address as Holder may designate in writing, the principal sum of € 2,580,000, together with interest on the outstanding principal balance of this note until paid in full. The interest on this Note shall be as follows:

The sum equal to Twelve Percent (12%) of the entire outstanding balance of all Notes issued under the NIPA minus the sum that is payable under the Class S Promissory Notes.

1. Reference to Note Issuance and Purchase Agreement. This Note is one of the “Notes” issued pursuant to and entitled to the benefits of the Note Issuance and Purchase Agreement dated December 20, 2018, by and among the Holder, the Issuer and the other parties named therein, as amended, modified or supplemented from time to time (the “Note Issuance and Purchase Agreement”). The Note Issuance and Purchase Agreement contains terms and conditions governing this Note and all such provisions of the Note Issuance and Purchase Agreement are hereby incorporated herein in full by this reference. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Issuance and Purchase Agreement.

2. Maturity Date; Interest Payments. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on June 20, 2019 (the “Maturity Date”). Interest under this Note shall accrue and be paid with the principal on the payoff date which shall be no later than the Maturity Date. All payments in connection with this Note shall be made in lawful money of the United States of America in same day funds.

3. Prepayment of Note. This Note may be prepaid in full at any time prior to the Maturity Date; however, if the prepayment is made prior to a date that is 3 months from the Maturity Date, at the time of and contemporaneously with such prepayment, the Issuer shall pay to the Holder all accrued and unpaid interest on the principal amount prepaid, plus a fee in an amount equal to the interest that would have accrued on the prepaid principal amount during the period from the date of such prepayment up to and including the date that is 3 months prior to the Maturity Date.

4. Security for Note. This Note is junior and subordinate to the CLASS S PROMISSORY NOTES. The obligations of the Issuer under this Note is secured by a secondary security interest in and lien upon all of the Issuer’s assets granted by the Issuer to the Noteholder Agent for the benefit of Holder and the other Noteholders pursuant to the Note Issuance and Purchase Agreement.

5. Acceleration; Default Interest. Upon the occurrence of an Event of Default, as defined in the Note Issuance and Purchase Agreement, this Note shall immediately become due and payable, without presentment, demand, or protest, all of which are hereby expressly waived by the Issuer, whereupon all outstanding principal and accrued interest shall become immediately due and payable, upon notice from the Holder to the Issuer. From and after the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note at a default rate equal to the Interest Rate plus six percent (6.00%) per annum until paid in full.

6. Issuer Waivers; Costs of Collection. The Issuer hereby waives diligence, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note, and to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. The Issuer shall pay all costs and expenses incurred by the Holder (including reasonable attorneys’ fees and court costs) in connection with the collection and enforcement of this Note.

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7. Modifications and Waivers. This Note may be amended, modified or waived only by a written instrument signed by the Issuer and the Noteholder Agent. No delay or omission in exercising any right under this Note shall operate as a waiver of that or any other right. No waiver of any single breach or default shall be deemed a waiver of any other breach or default.

The undersigned has caused this Class J Promissory Note to be executed as of the date first above written.

By:
Name:	Vincent Browne
Title:	Managing Director

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